CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 22, 2008, accompanying the financial statements of Strategic Closed-End Trust, Series 3 (Senior Loan and Limited Duration Portfolio) (included in Van Kampen Unit Trusts, Series 485) as of January 31, 2008, and for the period from February 23, 2005 (date of deposit) through January 31, 2006 and for each of the two years in the period then ended and the financial highlights for the period from February 23, 2005 (date of deposit) through January 31, 2006 and for each of the two years in the period ended January 31, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-122013) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
May 22, 2008